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                                                                    Exhibit 10.3

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                               SUNOCO PARTNERS LLC
                        SPECIAL EXECUTIVE SEVERANCE PLAN

                             (AS OF APRIL 21, 2005)
















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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)

                                    ARTICLE I
                                   DEFINITIONS

     1.1 "Annual Compensation" - shall mean a Participant's annual base salary as in effect immediately prior to the Change of Control, or, if greater, immediately prior to the Employment Termination Date, plus the greater of (x) the Participant's annual guideline (target) bonus as in effect immediately before the Change of Control or, if higher, the Employment Termination Date, or
(y) the highest annual bonus awarded to the Participant with respect to any of the three years ending before the Change of Control or any subsequent year ending before the Employment Termination Date.

     1.2 "Benefit" or "Benefits" - shall mean any or all of the benefits that a Participant is entitled to receive pursuant to Article III of the Plan.

     1.3 "Benefit Extension Period" - shall mean:

         (a)  for the Chief Executive Officer, three years; and

         (b)  for each other Executive Employee, two years.

     1.4 "Cause" - shall mean:

         (a)  fraud or embezzlement on the part of the Participant;

         (b) conviction of or the entry of a plea of nolo contendere by the Participant to any felony;

         (c) the willful and continued failure or refusal by the Participant to perform substantially the Participant's duties with the Company or an affiliate (other than any such failure resulting from incapacity due to physical or mental illness, or death, or following notice of employment termination by the Participant pursuant to subsections 1.18(b)(1), (2), (3) or (4)) within thirty
              (30) days following the delivery of a written demand for substantial performance to the Participant by the board of directors, or any employee of the Company or an affiliate with supervisory authority over the Participant, that specifically identifies the manner in which the Company's board of directors or such supervising employee believes that the Participant has not substantially performed the Participant's duties; or

         (d)  any act of willful misconduct by the Participant which:

              (1) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company, or any respective affiliates thereof; or

              (2) has a material adverse impact on the business or reputation of the Partnership, the Company, or any respective affiliate thereof (such determination to be made by the Partnership, the Company, or any such affiliate in the good faith exercise of its reasonable judgment).

     Disputes with respect to whether "Cause" exists shall be resolved in accordance with Article V.

     1.5 "Change of Control" - shall mean, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

         (a) the consolidation, reorganization, merger or other transaction pursuant to which more than fifty percent (50%) of the combined voting power of the outstanding equity interests in the Company cease to be owned by Sunoco, Inc. and its affiliates;

         (b) a "Change in Control" of Sunoco, as defined from time to time in the Sunoco stock plans; or

         (c) the general partner (whether the Company or any other Person) of the Partnership ceases to be an affiliate of Sunoco.

     1.6 "Chief Executive Officer" - shall mean the individual serving as the Chief Executive Officer of Sunoco Partners LLC, as of the date of reference.



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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)
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     1.7 "Committee" - shall mean the administrative committee designated pursuant to Article IV of the Plan to administer the Plan in accordance with its terms.

     1.8 "Company" - shall mean Sunoco Partners LLC, Inc., a Pennsylvania limited liability company, and Sunoco Lease Acquisition & Marketing LLC, a Delaware limited liability company and subsidiary of Sunoco Partners LLC, and any successors thereto.

     1.9 "Company Service" - shall mean, for purposes of determining Benefits available to any Participant in this Plan, the total aggregate recorded length of such Participant's service with the Company, including service prior to February 8, 2002 with Sunoco,. Inc., or any affiliate thereof, as predecessor in interest to operations of the Company. Company Service shall commence with the Participant's initial date of employment and shall end with such Participant's death, retirement, or termination for any reason. Company Service also shall include:

         (a) all periods of approved leave of absence (personal, family, medical, or military); provided, however, that the Participant returns to work within the prescribed time following the leave;

         (b)  any break in service of thirty (30) days or less; and

         (c) any service credited under applicable Company policies with respect to the length of a Participant's employment by any non-affiliated entity that is subsequently acquired by, and becomes a part of, the Company's operations.

    1.10 "Compensation Committee" - shall mean the Compensation Committee of Sunoco Partners LLC's board of directors.

    1.11 "Disability" - shall mean any illness, injury or incapacity of such duration and type as to render a Participant eligible to receive long-term disability benefits under the applicable broad-based long-term disability program of the Company.

    1.12 "Employment Termination Date" - shall mean the date on which the employment relationship between the Participant and the Company is terminated; provided, however, that such employment relationship will not be deemed terminated if the Participant subsequently is hired by Sunoco, Inc., or an affiliate thereof, in connection with a Change of Control.

    1.13 "ERISA" - shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.14 "Executive Employee" - shall mean the Chief Executive Officer and any individual who reports directly to the Chief Executive Officer.

    1.15 "Involuntary Plan" - shall mean the applicable involuntary termination plan of the Company.

    1.16 "Participant" - shall mean any Executive Employee, employed by the Company on or before the occurrence of any Change of Control, who:

         (a) meets the eligibility requirements set forth in Section 2.2 of this Plan; and

         (b)  is participating in this Plan.

    1.17 "Plan" - shall mean the Sunoco Partners LLC Special Executive Severance Plan, as set forth herein, and as the same may from time to time be amended.

    1.18 "Qualifying Termination" - of the employment of a Participant shall mean any of the following:

         (a) a termination of employment by the Company within two (2) years after a Change of Control, other than for Cause, death or Disability; or

         (b) a termination of employment by the Participant within two (2) years after a Change of Control for one or more of the following reasons:

                  (1) the assignment to such Participant of any duties
                      inconsistent in a way




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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)
                      significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change of Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change of Control, in each case except in connection with such Participant's termination of employment by the Company for Cause; or

                  (2) with respect to any Participant who is a member of the
                      Company's board of directors immediately prior to the Change of Control, any failure of the members of the Company to elect or re-elect, or of the Company to appoint or re-appoint, the Participant as a member of such board of directors;

                  (3) a reduction by the Company in either the Participant's annual base salary or guideline (target) bonus as in effect immediately prior to the Change of Control; or

                  (4) the failure of the Company to provide the Participant with employee benefits and incentive compensation opportunities that:

                      (i) are not less favorable than those provided to other executives who occupy the same grade level at the Company as the Participant, or if the Company's grade levels are no longer applicable, to a similar peer group of the executives of the Company; and

                      (ii) provide the Participant with benefits that are at
                           least as favorable, measured separately for:
                           (A) incentive compensation opportunities, (B) savings and retirement benefits, (C) welfare benefits, and
                           (D) fringe benefits and vacation,
                           as the most favorable of each such category of benefit in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control; or

                  (5) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change of Control;

                  provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

              (c) before a Change of Control, a termination of employment by the
                  Company, other than a termination for Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

                  (1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change of Control; or

                  (2) otherwise occurred in connection with a Change of Control;

                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)
         provided, however, that in either such case, a Change of Control actually occurs within one (1) year following the Employment Termination Date.

              Any good faith determination made by the Participant that the Participant has experienced a Qualifying Termination pursuant to
         Section 1.18(b) shall be conclusive. A Participant's mental or physical incapacity following the occurrence of an event described above in (b) above shall not affect the Participant's ability to have a Qualifying Termination.

    1.20 "Retirement Plan" - shall have the meaning set forth in Section 3.1(c).

    1.21  "SERP" - shall have the meaning set forth in Section 3.1(c).


                                   ARTICLE II
                          PURPOSE, ELIGIBILITY AND TERM

     2.1 Purpose. The Company maintains this Plan to provide severance benefits to Executive Employees, whose employment is terminated in connection with, or following, a Change of Control. This Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA. Rather, this Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the Benefits paid by the Plan are not deferred compensation.

     2.2 Eligibility. Each Executive Employee shall become a Participant upon election by the Board of Directors or appointment by the Company. Except with respect to the reimbursement for legal expenses, described under Section 3.8, in order to receive a Benefit under this Plan, a Participant's employment must have been terminated as a result of a Qualifying Termination. The Committee shall determine whether any termination is a Qualifying Termination.

     2.3 Term of the Plan. The Plan will continue until such time as the Compensation Committee, acting in its sole discretion, elects to modify, supersede or terminate it; provided, however, that no such action taken after a Change of Control, or before, but in connection with, a Change of Control, may terminate or reduce the Benefits or prospective Benefits of any individual who is a Participant on the date of the action without the express written consent of the Participant.


                                   ARTICLE III
                                    BENEFITS

     3.1 Immediate Cash Benefit. In the event of a Qualifying Termination, the cash amount to be paid to an eligible Participant shall be paid in a lump sum by mailing to the last address provided by the Participant to the Company. In general, payment shall be made within fifteen (15) days after the Participant's Employment Termination Date but in no event later than thirty (30) days thereafter. In the event the Company should fail to pay the applicable amounts when due, the Participant also shall be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date to the date of payment at a rate equal to the prime rate of Citibank, N.A. as in effect from time to time after such due date.

     The amount of this lump sum shall be equal to the sum of the following:

         (a) An amount equal to the Participant's earned vacation (as determined under the Company's applicable vacation policy as in effect at the time of the Change of Control) through his or her Employment Termination Date;




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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)

         (b) (1) for the Chief Executive Officer, Annual Compensation multiplied by three (3); (2) for each other Executive Employee, Annual Compensation multiplied by two (2);

         (c)  An amount equal to the excess of:

              (i) the actuarial equivalent of the benefit under the Sunoco, Inc. Retirement Plan or any successor defined benefit pension plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Participant than those in effect under the Retirement Plan immediately prior to the Change of Control) and any excess or supplemental retirement plan, including, without limitation, the Sunoco, Inc. Executive Retirement Plan and the Sunoco, Inc. Pension Restoration Plan, in which the Participant participates (collectively, the "SERP") that the Participant would receive if the Participant's employment continued throughout his/her Benefit Extension Period, assuming for this purpose that all accrued benefits are fully vested and assuming that the Participant's compensation in each year of his/her Benefit Extension Period is the Annual Compensation; over

              (ii) the actuarial equivalent of the Participant's actual benefit
                   (paid or payable), if any, under the Retirement Plan and the SERP as of the Employment Termination Date (including any additional benefit to which the Participant is entitled under the Retirement Plan or the SERP in connection with the Change of Control).

     3.2 Payments to Beneficiary(ies). Each Executive Employee shall designate a beneficiary(ies) to receive any Benefits due hereunder in the event of the Participant's death prior to the receipt of all such Benefits. Such beneficiary designation shall be made in the manner, and at the time, prescribed by the Company in its sole discretion. In the absence of an effective beneficiary designation hereunder, the Participant's estate shall be deemed to be his or her designated beneficiary.

     3.3 Executive Severance Benefits. In the event that Benefits are paid under
Section 3.1, the Participant shall continue to be entitled, through the end of his/her Benefit Extension Period, to those employee benefits, based upon the amount of coverage or benefits provided at the Change of Control, listed below:

     (a) Death benefits as follows:

         (1) for Participants who became Executive Employees on or after January 1, 1985, an amount equal to one (1) times annual base salary at the Employment Termination Date; and

         (2) for Participants who became Executive Employees before January 1, 1985, an amount equal to two (2) times the sum of annual base salary and guideline (target) bonus at the Employment Termination Date.

              Any supplemental coverages elected under the Sunoco, Inc. Death Benefits Plan (or any similar plan of any of the following: a subsidiary or affiliate which has adopted this Plan; a corporation succeeding to the business of Sunoco, Inc.; and/or any subsidiary or affiliate, by merger, consolidation, liquidation, purchase of assets or stock, or similar transaction) will be discontinued under the terms of such plan or plans.

     (b) Medical plan benefits (including dental coverage), with COBRA continuation eligibility beginning as of the end of the Benefit Extension Period, except as provided hereinbelow at Section 3.4.

     (c) Life insurance coverage. In each case, when contributions are required of all Executive


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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)

         Employees at the time of the Participant's Employment Termination Date, or thereafter, if required of all other active Executive Employees, the Participant shall continue to be responsible for making the required contributions during the Benefit Extension Period in order to be eligible for the coverage. Notwithstanding the foregoing sentence, in lieu of the coverages provided under this Section 3.3, the Company may pay the Participant, at the time cash Benefits otherwise are to be paid, an amount (adjusted for taxes) equal to the then-present value of the total cost of such coverages, or the Company may provide the Participant with comparable coverage under a policy or policies of insurance. The Participant also shall be entitled to outplacement services during the Benefit Extension Period, at no cost to the Participant, from an experienced third-party vendor selected by the Committee.

     3.4 Special Medical Benefit. In the event Benefits are paid to the Participant under Section 3.1:

     (a) a Participant who, as of his/her Employment Termination Date, is fifty
         (50) or more years of age and has ten (10) or more years of Company Service, shall have medical (but not dental) benefits available under the same terms and conditions as other employees not yet eligible for Medicare coverage who retire under the terms of a Company retirement plan.

     (b) a Participant who, as of the Employment Termination Date, is fifty (50) or more years of age but has fewer than ten (10) years of Company Service, shall be eligible to receive Company medical plan benefits (excluding dental coverage) following the Benefit Extension Period, at a cost to any such Participant that is equal to the full premium cost of such coverage.

     Subject to modification or termination of such medical benefits as generally provided to other employees not yet eligible for Medicare coverage who retire under the terms of the Company's retirement plan(s), such benefits shall continue until such time as the Participant becomes first eligible for Medicare, or the Participant voluntarily cancels coverage, whichever is earlier.

     3.5 Retirement and Savings Plans. This Plan shall not govern and shall in no way affect the Participant's interest in, or entitlement to benefits under, any of the Company's "qualified" or supplemental retirement plans, and, except to the extent specifically provided in Section 3.1(c), payments received under any such plans shall not affect a Participant's right to any Benefit hereunder.

     3.6 Minimum Benefit; Effect of Executive Involuntary Severance Plan.

     (a) Notwithstanding the provisions of Sections 3.1, 3.3 and 3.4 hereof, the Benefits available under those Sections of this Plan shall not be less than those determined in accordance with the provisions of the Sunoco Partners LLC Special Employee Severance Plan. If the Participant determines that the benefits under the Sunoco Partners LLC Special Employee Severance Plan are more valuable to the Participant than the comparable Benefits set forth in Sections 3.1, 3.3 and 3.4 of this Plan, then the provisions used to calculate the Benefits available to the Participant under this Plan shall not apply, and the Benefits available to the Participant under Sections 3.1, 3.3 and 3.4 of this Plan shall be calculated using only Sections 3.3 and 3.4 of the Sunoco Partners LLC Special Employee Severance Plan, as if such provisions were a part of this Plan.

     (b) If a Participant is or becomes entitled to receive severance benefits under both the Involuntary Plan and Sections 3.1, 3.3 and/or 3.4 of this Plan, then the following rules shall apply, notwithstanding any other provision of this Plan nor any provision of the Involuntary Plan. If and to the extent such benefits become payable under the Involuntary Plan before such benefits become payable under this Plan, the Participant shall receive benefits under the Involuntary Plan until the benefits under this Plan become payable, and the benefits under this Plan shall be offset by the comparable benefits previously paid under the Involuntary Plan. If such benefits under this Plan become payable simultaneously with or before such

                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)
         benefits under the Involuntary Plan, the Participant shall not be entitled to any benefits under the Involuntary Plan.

     3.7 Effect on Other Benefits. There shall not be drawn from the continued provision by the Company of any of the aforementioned Benefits any implication of continued employment or of continued right to accrual of retirement benefits under the Company's qualified or supplemental retirement plans, nor shall a terminated employee, except as otherwise provided under the terms of the Plan, accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the Benefit Extension Period during which benefits are payable under this Plan. A Participant shall have no duty to mitigate with respect to Benefits under this Plan by seeking or accepting alternative employment. Further, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

     3.8 Legal Fees and Expenses. The Company also shall pay to the Participant all legal fees and expenses incurred by the Participant:

         (a) in disputing in good faith any issue relating to the termination of the Participant's employment in connection with a Change of Control as a result of a Qualifying Termination entitling the Participant to Benefits under this Plan; or

         (b) in seeking in good faith to obtain or enforce any Benefit or right provided by this Plan (or the payment of any Benefits through any trust established to fund Benefits under this Plan).

     Such payments shall be made as such fees and expenses are incurred by the Participant, but in no event later than five (5) business days after delivery of the Participant's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.


                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 Appointment of the Committee. The Committee shall consist of three
(3) or more persons appointed by the Compensation Committee. Committee members may be, but need not be, employees of Sunoco Partners LLC. Following a Change of Control, the individuals most recently so appointed to serve as members of the Committee before the Change of Control, or successors whom they approve, shall continue to serve as the Committee.

         4.2 Tenure of the Committee. Before a Change of Control, Committee members shall serve at the pleasure of the Compensation Committee, and may be discharged, with or without cause, by the Compensation Committee. Committee members may resign at any time on ten (10) days' written notice.

         4.3 Authority and Duties. It shall be the duty of the Committee, on the basis of information supplied to it by the Company, to determine the eligibility of each Participant for Benefits under the Plan, to determine the amount of Benefit to which each such Participant may be entitled, and to determine the manner and time of payment of the Benefit consistent with the provisions hereof. In addition, the exercise of discretion by the Committee need not be uniformly applied to similarly situated Participants. The Company shall make such payments as are certified to it by the Committee to be due to Participants. The



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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)

Committee shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. Except as provided in Section 5.8, all decisions, actions and interpretations of the Committee shall be final, binding and conclusive upon the parties.

         4.4 Action by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or at the direction of the chairperson, without a meeting by mail, telegraph, telephone or electronic communication device; provided, however, that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

         4.5 Officers of the Committee. The Compensation Committee shall designate one of the members of the Committee to serve as chairperson thereof. The Compensation Committee shall also designate a person to serve as secretary of the Committee, which person may be, but need not be, a member of the Committee.

     4.6 Compensation of the Committee. Members of the Committee shall receive no compensation for their services as such. However, all reasonable expenses of the Committee shall be paid or reimbursed by the Company upon proper documentation. The Company shall indemnify members of the Committee against personal liability for actions taken in good faith in the discharge of their respective duties as members of the Committee and shall provide coverage to them under the Company's liability insurance program(s).

     4.7 Records, Reporting and Disclosure. The Company shall supply to the Committee all records and information necessary to the performance of the Committee's duties. The Committee shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

     4.8 Payment. The Company shall make payments from its general assets to Participants and shall provide the Benefits described in Article III hereof in accordance with the terms of the Plan, as directed by the Committee.

     4.9 Actions of the Chief Executive Officer. Whenever a determination is required of the Chief Executive Officer under the Plan, such determination shall be made solely at the discretion of the Chief Executive Officer. In addition, the exercise of discretion by the Chief Executive Officer need not be uniformly applied to similarly situated Participants and shall be final and binding on each Participant or beneficiary(ies) to whom the determination is directed.

     4.10 Bonding. The Committee shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan.





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                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)

                                    ARTICLE V
                                CLAIMS PROCEDURES

         5.1 Application for Benefits. Benefits shall be paid by the Company following an event that qualifies the Participant for Benefits. In the event a Participant believes himself/herself eligible for Benefits under this Plan and Benefit payments have not been initiated by the Company, the Participant may apply for such Benefits by requesting payment of Benefits in writing from the Committee.

         5.2 Appeals of Denied Claims for Benefits. In the event that any claim for Benefits is denied in whole or in part, the Participant (or beneficiary, if applicable) whose claim has been so denied shall be notified of such denial in writing by the Committee, within thirty (30) days following submission by the Participant (or beneficiary, if applicable) of such claim to the Committee. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

              (a) The Participant whose claim has been denied shall file with the Committee a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Committee of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

              (b) The Committee shall, within thirty (30) days of receipt of the Participant's notice of appeal, establish a hearing date on which the Participant may make an oral presentation to the Committee in support of his/her appeal. The Participant shall be given not less than ten
         (10) days' notice of the date set for the hearing.

              (c) The Committee shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of Benefits, and such other facts and circumstances as the Committee shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Committee shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation has been made.

              (d) The Committee shall render a determination upon the appealed claim, within sixty (60) days of the hearing date, which determination shall be accompanied by a written statement as to the reasons therefor.


                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 Amendment, Suspension and Termination. The Company retains the right, at any time and from time to time, to amend, suspend or terminate the Plan in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. Notwithstanding the foregoing, no such action taken after a Change of Control, or before, but in connection with, a Change of Control, may terminate or reduce the Benefits or prospective Benefits of any Participant on the date of such action without the express written consent of the Participant. No amendment, suspension or termination shall give the Company the right to recover any amount paid to a Participant prior to the date of such action or to cause the cessation and discontinuance of payments of Benefits to any person or persons under the Plan already receiving Benefits.

     6.2 Nonalienation of Benefits. None of the payments, Benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, Benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right

                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)
to alienate, anticipate, commute, pledge, encumber or assign any of the Benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan.

     6.3 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any Benefits shall be construed as giving any Participant, or any person whosoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     6.4 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

     6.5 Successors, Heirs, Assigns, and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant.

     6.6 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

     6.7 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     6.8 Unfunded Plan. The Plan shall not be funded. A Participant's right to receive Benefits hereunder shall be no greater than the right of any unsecured creditor of the Company. The Company may, but shall not be required to, set aside or earmark an amount necessary to provide the Benefits specified herein (including the establishment of trusts). In any event, no Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of Benefits except as may be provided pursuant to the terms of any trust established by the Company to provide Benefits.

     6.9 Payments to Incompetent Persons, Etc. Any Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing, or reasonably appearing to provide for, the care of such person, and such payment shall fully discharge the Company, the Committee and all other parties with respect thereto.

    6.10 Lost Payees. A Benefit shall be deemed forfeited if the Committee is unable to locate a Participant to whom a Benefit is due. Such Benefit shall be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

    6.11 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

    6.12 Successor Employer. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," shall mean the Company and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Plan.



                                       10


                            SUNOCO PARTNERS LLC SPECIAL EXECUTIVE SEVERANCE PLAN
                                                          (AS OF APRIL 21, 2005)